EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND UPDATES FULL YEAR 2020 GUIDANCE

•Reports strong third quarter and record year to date performance
•Updates full year guidance — refines revenue ranges and raises profitability ranges

GAITHERSBURG, Md., November 5, 2020—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the three and nine months ended September 30, 2020 and updated its full year 2020 guidance.

“Over the last 22 years, Emergent has built a solid business founded on demonstrable strengths in partnering, manufacturing, and integrating value-added M&A,” said Robert G. Kramer, president and chief executive officer of Emergent BioSolutions. “The strength of our core business and the accelerated growth of our contract development and manufacturing unit validate our strategy to pursue leadership positions across the public health threat market. Our diverse product and service portfolio gives us continued confidence in executing our strategy, delivering on our commitments to our partners and customers, and creating value for our shareholders.”

FINANCIAL HIGHLIGHTS (unaudited)

(in millions)	Q3 2020	Q3 2019	$ Change	% Change
Total Revenues	$385.2	$311.8	$73.4	24%
Net Income	$39.5	$43.2	($3.7)	(9)%
Adjusted Net Income (1)	$119.0	$64.8	$54.2	84%
Adjusted EBITDA (1)	$168.1	$106.4	$61.7	58%

(in millions)	YTD 2020	YTD 2019	$ Change	% Change
Total Revenues	$972.4	$745.7	$226.7	30%
Net Income	$119.7	$7.6	$112.1	*
Adjusted Net Income (1)	$225.1	$69.6	$155.5	*
Adjusted EBITDA (1)	$339.5	$145.4	$194.1	*

* % change is greater than 100%

SELECT Q3 2020 BUSINESS ACCOMPLISHMENTS

•Completed an offering of $450 million in aggregate principal amount 3.875% Senior Unsecured Notes due in 2028. The Company utilized the proceeds from the offering to repay $353 million outstanding under its revolving credit facility with the remainder to be utilized for general corporate purposes.

•Announced the initiation of a Phase 3 clinical trial sponsored by the National Institutes of Health to evaluate the safety, tolerability, and efficacy of hyperimmune globulin products, including the Company's COVID-19 Human Immune Globulin (COVID-HIG), as a potential treatment in adult patients hospitalized with COVID-19.

•Announced U.S. Food and Drug Administration (FDA) approval of the shelf life extension of NARCAN® (naloxone HCl) Nasal Spray from 24 months to 36 months.

•Secured approximately $60 million in new business and existing project extensions across development services, drug substance manufacturing, and drug product manufacturing towards the Company's contract development and manufacturing (CDMO) portfolio.
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2020 FINANCIAL PERFORMANCE (unaudited)

(I) Quarter Ended September 30, 2020 (Q3)

Revenues

Total Revenues
For Q3 2020, total revenues were $385.2 million, an increase of $73.4 million as compared to 2019. Total revenues reflect an increase in contract development and manufacturing services revenues partially offset by a decrease in product sales and contracts and grants revenues.
Product Sales
For Q3 2020, product sales were $202.2 million, a decrease of $54.0 million or 21% as compared to 2019. Other product sales increased due to increased sales of BAT®[Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) - (Equine)] and VIGIV [Vaccinia Immune Globulin Intravenous (Human)] offset by a decline in sales of travel health vaccines.

(in millions)	Three Months Ended September 30,
	2020	2019	% Change
Product Sales
NARCAN® Nasal Spray	$88.8	$75.0	18%
Anthrax vaccines	$73.9	$40.3	83%
ACAM2000	$1.0	$112.1	(99)%
Other	$38.5	$28.8	34%
Total Product Sales	$202.2	$256.2	(21)%

Contract Development and Manufacturing (CDMO) Services

For Q3 2020, revenue from the Company’s contract development and manufacturing operations was $157.1 million, an increase of $137.1 million as compared to 2019. The increase is largely due to the contribution of arrangements across development, drug substance manufacturing, and drug product manufacturing services with industry and government customers.

Contracts and Grants

For Q3 2020, revenue from the Company’s development-based contracts and grants was $25.9 million, a decrease of $9.7 million as compared to 2019. The decrease primarily reflects the completion of development activities associated with the AV7909 product candidate in 2019, partially offset by recent new development awards related to the Company's COVID-19 product candidates.

Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing (CDMO) Services
For Q3 2020, cost of product sales and contract development and manufacturing services was $149.0 million, an increase of $41.0 million or 38% as compared to 2019. The increase is primarily due to a charge of $29.9 million associated with contingent consideration liabilities due to the increased expectation that the Company will meet its final sales milestone for NARCAN® Nasal Spray, a charge of $13.8 million related to a write-down of inventory balances due to the expected expiration of a portion of the Company's travel health vaccines, and an increase in volume in CDMO services offset by a decline in volume of product sales.
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Research and Development (Gross and Net)
For Q3 2020, gross R&D expenses were $84.4 million, an increase of $31.0 million or 58% as compared to 2019. The increase primarily reflects the impairment of the Company's in-process research and development (IPR&D) intangible asset of $29.0 million. Excluding this item, research and development expenses were consistent reflecting an increase in costs associated with the Company's COVID-19 therapeutic product candidates offset by a decrease in costs due to the completion of development activities associated with the Company's AV7909 product candidate.
For Q3 2020, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue and the impact of the IPR&D intangible asset impairment, was $29.5 million, an increase of $11.7 million or 66% as compared to 2019. The increase is attributable to an increase in costs associated with the Company's COVID-19 product candidates. The Q3 2020 and Q3 2019 net R&D expense was 8% and 6%, respectively, of adjusted revenue (total revenue less contracts & grants).

(in millions)	Three Months Ended September 30,
	2020	2019	% Change
Research and Development Expenses	$84.4	$53.4	58%
Adjustments:
Less Contracts and Grants Revenue	$25.9	$35.6	(27)%
Less Impairment of IPR&D intangible asset	$29.0	$—	NA
Net Research and Development Expenses	$29.5	$17.8	66%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$359.3	$276.2	30%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	8%	6%	NA
Selling, General and Administrative

For Q3 2020, selling, general and administrative expenses were $75.5 million, an increase of $10.5 million or 16% as compared to Q3 2019. The increase primarily reflects an increase in staffing costs to support the Company's growth.
Amortization of Intangible Assets

For Q3 2020, amortization of intangible assets was $15.0 million, which was consistent with amortization of intangible assets of $14.7 million in Q3 2019.
Income Taxes

For Q3 2020, the income tax provision was $15.5 million as compared to $15.7 million in Q3 2019. The decrease is due to a decrease in income before the provision for income taxes of $3.9 million, an increase in discrete tax benefits of $3.5 million, offset by the impact of non-deductible contingent consideration expense. The Company's effective quarterly tax rate, excluding discrete adjustments, was 34% and 26%, for Q3 2020 and Q3 2019, respectively. The effective quarterly tax rate, excluding the impact of non-deductible contingent consideration expense was 22% and 26%, for Q3 2020 and Q3 2019, respectively.

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Net Income & Adjusted Net Income

For Q3 2020, the Company recorded net income of $39.5 million, or $0.73 per diluted share, versus net income of $43.2 million, or $0.83 per diluted share, in 2019.

For Q3 2020, the Company recorded adjusted net income of $119.0 million, or $2.19 per diluted share, versus adjusted net income of $64.8 million, or $1.24 per diluted share, in 2019. (1)

Adjusted EBITDA

For Q3 2020, the Company recorded adjusted EBITDA of $168.1 million versus $106.4 million in 2019. (1)

(II) Nine months ended September 30, 2020 (unaudited)

Revenues

Total Revenues
For the nine months ended September 30, 2020, total revenues were $972.4 million, an increase of 30% over 2019. Total revenues reflect an increase in product sales and contract development and manufacturing services offset by a decrease in contracts and grants revenues.

Product Sales
For the nine months ended September 30, 2020, product sales were $648.9 million, an increase of $56.2 million or 9% as compared to 2019. Other product sales decreased due to a decline in sales of raxibacumab and travel health vaccines slightly offset by an increase in sales of BAT and VIGIV.

(in millions)	Nine Months Ended September 30,
	2020	2019	% Change
Product Sales
Anthrax vaccines	$258.1	$79.9	NM
NARCAN® Nasal Spray	$233.8	$213.5	10%
ACAM2000	$71.0	$164.1	(57)%
Other	$86.0	$135.2	(36)%
Total Product Sales	$648.9	$592.7	9%

Contract Development and Manufacturing (CDMO) Services
For the nine months ended September 30, 2020, revenue from the Company’s contract development and manufacturing services operations was $251.4 million, an increase of $196.8 million as compared to 2019. The increase is largely due to the contribution of arrangements across development, drug substance manufacturing, and drug product manufacturing services with industry and government customers.

Contracts and Grants
For the nine months ended September 30, 2020, revenue from the Company’s development-based contracts and grants was $72.1 million, a decrease of $26.3 million or 27% as compared to 2019. The decrease primarily reflects the completion of development activities associated with the AV7909 product candidate in 2019, offset by recent new development awards related to the Company's COVID-19 product candidates.

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Operating Expenses

Cost of Product Sales and Contract Development and Manufacturing Services
For the nine months ended September 30, 2020, cost of product sales and contract development and manufacturing services was $355.7 million, an increase of $55.0 million or 18% as compared to 2019. The increase is due primarily to an increase in volume of product sales and CDMO services, charges of $31.3 million related to the Company's contingent consideration liabilities, a charge of $13.8 million related to a write-down of inventory balances due to the expected expiration of a portion of the Company's travel health vaccines, and an increase in share-based compensation expense due to a one-time special broad-based, immediately vested equity award to employees.

Research and Development (Gross and Net)
For the nine months ended September 30, 2020, gross R&D expenses were $175.0 million, an increase of $11.6 million compared to 2019. The increase primarily reflects the impact of impairment of the Company's IPR&D intangible asset of $29.0 million. Excluding this item, gross R&D expense decreased $17.4 million compared to 2019. The decrease primarily reflects a decrease in costs in 2020 due to the completion of development activities associated with the Company's AV7909 product candidate in 2019. The decrease has been partially offset by an increase in costs associated with the Company's chikungunya and COVID-19 product candidates.

For the nine months ended September 30, 2020, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue and the impact of the IPR&D intangible asset impairment, was $73.9 million, an increase of $8.9 million or 14% as compared to 2019. The increase primarily reflects an increase in costs associated with the Company's chikungunya and COVID-19 product candidates offset by a decline in costs associated with the FLU-IGIV product candidate. The 2020 and 2019 net R&D expense was 8% and 10%, respectively, of adjusted revenue (total revenue less contracts & grants).

(in millions)	Nine Months Ended September 30,
	2020	2019	% Change
Research and Development Expenses	$175.0	$163.4	7%
Adjustments:
Less Contracts and Grants Revenue	$72.1	$98.4	(27)%
Less Impairment of IPR&D intangible asset	$29.0	$—	NA
Net Research and Development Expenses	$73.9	$65.0	14%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$900.3	$647.3	39%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	8%	10%	NA

Selling, General and Administrative
For the nine months ended September 30, 2020, selling, general and administrative expenses were $221.2 million, an increase of $19.9 million or 10% as compared to 2019. The increase primarily reflects an increase in staffing costs to support the Company's growth and share-based compensation due to a special broad-based, immediately vested equity award to employees during the second quarter of 2020.

Amortization of Intangible Assets
For the nine months ended September 30, 2020, amortization of intangible assets of $44.8 million was consistent with $43.9 million in 2019.

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Income Taxes
For the nine months ended September 30, 2020, the income tax provision of $34.7 million increased $36.4 million when compared to 2019. The increase is due to an increase in income before the provision for income taxes of $148.5 million, offset by an increase in discrete tax benefits of $7.0 million in 2020. The Company's effective tax rate, excluding discrete adjustments, was 29% and 27%, for the nine months ended September 30, 2020 and 2019, respectively. The effective tax rate, excluding the impact of non-deductible contingent consideration expense was 25% and 24%, for the nine months ended September 30, 2020 and 2019, respectively.

Net Income & Adjusted Net Income
For the nine months ended September 30, 2020, the Company recorded net income of $119.7 million, or $2.23 per diluted share, versus net income of $7.6 million, or $0.15 per diluted share, in 2019.

For the nine months ended September 30, 2020, the Company recorded adjusted net income of $225.1 million, or $4.20 per diluted share, versus adjusted net income of $69.6 million, or $1.33 per diluted share, in 2019. (1)

Adjusted EBITDA
For the nine months ended September 30, 2020, the Company recorded adjusted EBITDA of $339.5 million versus $145.4 million in 2019. (1)

2020 FINANCIAL FORECAST

Based upon the Company's financial performance year to date as well as expectations for the remainder of the year, the Company has updated its full year 2020 financial forecast reflected by the following financial metrics and accompanying operational considerations:

Financial Metrics

(in millions)	Updated 2020 FORECAST (As of 11/5/2020)	Previous 2020 forecast (As of 7/30/2020)
Total Revenues	$1,520 - $1,580	$1,500 - $1,600
● NARCAN® Nasal Spray	$295 - $315	$285 - $315
● Anthrax vaccines	$350 - $370	$320 - $350
● ACAM2000	$160 - $200	$180 - $200
● CDMO	$450 - $470	$440 - $460
Adjusted Net Income (1)	$375 - $405	$340 - $390
Adjusted EBITDA (1)	$575 - $615	$535 - $600

The following operational considerations are incorporated in the Company's forecast and remain consistent with the previous forecast:

•Year over year improvement in gross margin of 400 - 600 basis points driven by improved product mix and increased contribution from the Company's CDMO business;
•The previously announced delay into 2021 of the launch of the Phase 3 clinical study for CHIKV-VLP, the Company's chikungunya virus virus-like particle vaccine, due to the timing of certain operational factors;
•The continued deferral into 2021 of a follow-on procurement contract with the U.S. government for raxibacumab, the Company's FDA-approved anthrax monoclonal antibody therapeutic, due to the impact of the prioritization of Operation Warp Speed on the Company's technology transfer activities for the product;
•Continued challenges through the end of 2020 in the Company's travel health business and revenues associated with Vaxchora® (Cholera Vaccine, Live, Oral) and Vivotif® (Typhoid Vaccine Live Oral Ty21a);
•No generic competition in 2020 for NARCAN® Nasal Spray.
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The Company has assessed the risks to its business associated with the COVID-19 pandemic and has adopted measures to mitigate those risks as they are understood today and accordingly is providing this outlook for 2020. Despite the lack of expected material disruption to the business, the Company's executive management continues to assess the business and operational implications associated with the pandemic and market conditions on its employees, patients, and customers.
The outlook for 2020 does not include estimates for potential new corporate development or other M&A transactions.

FOOTNOTES

(1) See "Reconciliation of Net Income to Adjusted Net Income and Adjusted EBITDA and Gross Margin and Adjusted Gross Margin" for a definition of terms and the reconciliation tables.
CONFERENCE CALL, PRESENTATION SUPPLEMENT, AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, November 5, 2020, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 3549944
Live Webcast Information: Visit https://edge.media-server.com/mmc/p/7c8i4shm for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions is a global life sciences company whose mission is to protect and enhance life. Through our specialty products and contract development and manufacturing services, we are dedicated to providing solutions that address public health threats. Through social responsibility, we aim to build healthier and safer communities. We aspire to deliver peace of mind to our patients and customers so they can focus on what’s most important in their lives. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information visit www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all; statements regarding executing our strategy; delivering on our commitments to our partners and customers; creating value for our shareholders; our ability to develop safe and effective vaccines against the novel strain of coronavirus (SARS-CoV-2) causing COVID-19 and implement measures to mitigate the risks to our business posed by COVID-19; total contract and related option value; annual improvement in gross margin driven by improved product and services mix; the lack of generic competition for NARCAN® Nasal Spray for the remainder of 2020; the expectation that the Company will meet its final sales milestone for NARCAN® Nasal Spray; the entry into a follow-on procurement contract for raxibacumab in 2021; the launch of a Phase 3 clinical study for CHIKV-VLP; the annual impact on our revenues from declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the Company’s outlook, financial performance or financial condition, financial and operation goals, strategic goals, growth strategy, product sales, government development or
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procurement contracts or awards, government appropriations, manufacturing capabilities, and the timing of certain regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate.

Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statements speak only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the impact of global economic conditions and public health crises and epidemics, such as the impact from the global pandemic that arose from COVID-19, on the markets, our operations, and employees as well as those of our customers and suppliers; our ability to obtain or maintain FDA approval or authorization for emergency or broader patient use of our COVID-19 treatments and their actual safety and effectiveness; availability of U.S. government funding for procurement for our products and certain product candidates and the future exercise of options under contracts related to such procurement; the negotiation of further commitments or contracts related to the collaboration and deployment of capacity toward future commercial manufacturing under our CDMO contracts; our ability to perform under our contracts with the U.S. government and our CDMO clients, including the timing of and specifications relating to deliveries; the continued exercise of discretion by BARDA to procure additional doses of AV7909 (Anthrax Vaccine Adsorbed, Adjuvanted) prior to approval by the FDA; our ability to secure licensure of AV7909 from the FDA within the anticipated timeframe, if at all; our ability to secure follow-on procurement contracts for our solutions to public health threats that are under procurement contracts that have expired or will be expiring; our ability to successfully appeal the patent litigation decision related to NARCAN® Nasal Spray 4mg/spray; our ability and the ability of our collaborators to enforce patents related to NARCAN® Nasal Spray against potential generic entrants; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the indenture governing our senior unsecured notes due 2028; our ability to obtain and maintain regulatory approvals for our other product candidates and the timing of any such approvals; the procurement by government entities outside of the United States under regulatory exemptions prior to approval by the corresponding regulatory authorities in the applicable country; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, and capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission when evaluating our forward-looking statements.

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Miko B. Neri Senior Director, Global Communications & Public Affairs (o) 240/631-3392 nerim@ebsi.com
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Emergent BioSolutions Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$415.0	$167.8
Restricted cash	0.2	0.2
Accounts receivable, net	196.1	270.7
Inventories, net	270.1	222.5
Prepaid expenses and other current assets	77.4	25.0
Total current assets	958.8	686.2

Property, plant and equipment, net	606.5	542.3
Intangible assets, net	678.1	712.9
In-process research and development	—	29.0
Goodwill	266.5	266.6
Other assets	106.4	90.3
Total assets	$2,616.3	$2,327.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$102.8	$94.8
Accrued expenses	34.9	39.5
Accrued compensation	76.9	62.4
Debt, current portion	30.9	12.9
Other current liabilities	53.8	6.7
Total current liabilities	299.3	216.3

Contingent consideration, net of current portion	35.2	26.0
Debt, net of current portion	848.5	798.4
Deferred tax liability	64.0	63.9
Contract liabilities, net of current portion	60.4	85.6
Other liabilities	57.4	48.6
Total liabilities	$1,364.8	$1,238.8

Stockholders' equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200.0 shares authorized, 54.2 and 53.0 shares issued; 53.0 and 51.7 shares outstanding, respectively	0.1	0.1
Treasury stock, at cost, 1.2 common shares	(39.6)	(39.6)
Additional paid-in capital	770.9	716.1
Accumulated other comprehensive loss, net	(21.4)	(9.9)
Retained earnings	541.5	421.8
Total stockholders' equity	1,251.5	1,088.5
Total liabilities and stockholders' equity	$2,616.3	$2,327.3
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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues:
Product sales, net	$202.2	$256.2	$648.9	$592.7
Contract development and manufacturing services	157.1	20.0	251.4	54.6
Contracts and grants	25.9	35.6	72.1	98.4
Total revenues	385.2	311.8	972.4	745.7

Operating expenses:
Cost of product sales and contract development and manufacturing services	149.0	108.0	355.7	300.7
Research and development	84.4	53.4	175.0	163.4
Selling, general and administrative	75.5	65.0	221.2	201.3
Amortization of intangible assets	15.0	14.7	44.8	43.9
Total operating expenses	323.9	241.1	796.7	709.3

Income from operations	61.3	70.7	175.7	36.4

Other income (expense):
Interest expense	(7.6)	(10.3)	(22.6)	(29.3)
Other, net	1.3	(1.5)	1.3	(1.2)
Total other income (expense), net	(6.3)	(11.8)	(21.3)	(30.5)

Income before provision (benefit) for income taxes	55.0	58.9	154.4	5.9
Income tax provision (benefit)	15.5	15.7	34.7	(1.7)
Net income	$39.5	$43.2	$119.7	$7.6

Net income per common share
Basic	$0.75	$0.84	$2.28	$0.15
Diluted	$0.73	$0.83	$2.23	$0.15

Shares used in computing income per share
Basic	53.0	51.6	52.5	51.4
Diluted	54.3	52.3	53.6	52.3

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Emergent BioSolutions Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2020	2019
Cash flows provided by operating activities:
Net income	$119.7	$7.6
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	41.0	21.0
Depreciation and amortization	85.6	82.8
Impairment of IPR&D intangible asset	29.0	—
Change in fair value of contingent consideration, net	31.3	12.4
Amortization of deferred financing costs	2.4	2.2
Deferred income taxes	(4.4)	(5.7)
Other	0.6	0.7
Changes in operating assets and liabilities:
Accounts receivable	74.6	(18.6)
Inventories	(47.6)	(24.4)
Prepaid expenses and other assets	(61.8)	(36.5)
Accounts payable	10.6	2.5
Accrued expenses	4.4	5.2
Accrued compensation	14.5	(2.4)
Contract liabilities	(9.0)	19.1
Net cash provided by operating activities:	290.9	65.9
Cash flows used in investing activities:
Purchases of property, plant and equipment and other	(105.0)	(50.8)
Milestone payment from prior asset acquisition	(10.0)	(10.0)
Net cash used in investing activities:	(115.0)	(60.8)
Cash flows provided by financing activities:
Proceeds from revolving credit facility	—	130.0
Principal payments on revolving credit facility	(373.0)	(95.0)
Proceeds from senior unsecured notes	450.0	—
Principal payments on term loan facility	(8.4)	(8.4)
Debt issuance costs	(8.4)	—
Proceeds from exercise of stock options	26.6	5.7
Taxes paid for share-based compensation activity	(12.8)	(6.6)
Contingent consideration payments	(2.2)	(3.7)
Net cash provided by financing activities:	71.8	22.0
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.5)	(0.1)
Net increase in cash, cash equivalents and restricted cash	247.2	27.0
Cash, cash equivalents and restricted cash at beginning of period	168.0	112.4
Cash, cash equivalents and restricted cash at end of period	$415.2	$139.4

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RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EBITDA and GROSS MARGIN AND ADJUSTED GROSS MARGIN (unaudited)
This press release contains four financial measures (Adjusted Net Income, Adjusted EBITDA (Earnings Before Depreciation and Amortization, Interest and Taxes, Gross Margin and Adjusted Gross Margin)) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted net income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges. All adjustments are tax effected utilizing the federal statutory tax rate for the US, except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. Adjusted net income margin is defined as adjusted net income divided by total revenues. Adjusted EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and income tax provision (benefit), excluding specified items that can be highly variable and the non-cash impact of certain accounting adjustments. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues. Gross margin reflects adjusted revenues minus cost of product sales and contract development and manufacturing services (COGS). Adjusted revenues is calculated as total revenues minus contracts and grants revenues. Gross margin percentage is calculated as gross margin divided by adjusted revenues. Adjusted gross margin adjusts COGS for specified items that can be highly variable or difficult to predict, or to reflect the non-cash impacts of charges (Adjusted COGS). Adjusted gross margin is calculated as adjusted revenues minus adjusted COGS. Adjusted gross margin percentage is calculated as adjusted gross margin divided by adjusted revenues. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

(in millions, except per share value)	Three Months Ended September 30,
	2020	2019	Source
Net income	$39.5	$43.2
Adjustments:
+ Changes in fair value of contingent consideration	30.2	6.9	COGS
+ Impairment of IPR&D intangible asset	29.0	—	R&D
+ Exit and disposal costs*	17.1	—	COGS, SG&A, Other Income
+ Non-cash amortization charges	15.9	15.4	Intangible Asset Amortization, Other Income
+ Acquisition-related costs (transaction & integration)	0.5	3.2	SG&A
Tax effect	(13.2)	(3.9)
Total adjustments:	$79.5	$21.6
Adjusted net income	$119.0	$64.8
Adjusted net income per diluted share	$2.19	$1.24

* Amount incorporates $13.8 million of inventory reserves associated with the Company's travel health vaccines
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(in millions, except per share value)	Nine Months Ended September 30,
	2020	2019	Source
Net income	$119.7	$7.6
Adjustments:
+ Non-cash amortization charges	47.2	46.1	Intangible Asset Amortization, Other Income
+ Changes in fair value of contingent consideration	31.3	12.4	COGS
+ Impairment of IPR&D intangible asset	29.0	—	R&D
+ Exit and disposal costs*	17.1	—	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	0.5	10.6	SG&A
+ Impact of purchase accounting on inventory step-up	—	6.1	COGS
Tax effect	(19.7)	(13.2)
Total adjustments:	$105.4	$62.0
Adjusted net income	$225.1	$69.6
Adjusted net income per diluted share	$4.20	$1.33

* Amount incorporates $13.8 million of inventory reserves associated with the Company's travel health vaccines

(in millions)	Updated 2020 Full Year Forecast
	2020F	Source
Net income	$255 - $285
Adjustments:
+ Non-cash amortization charges	63	Intangible Asset Amortization, Other Income
+ Changes in fair value of contingent consideration	32	COGS
+ Impairment of IPR&D intangible asset	29	R&D
+ Exit and disposal costs	17	COGS, SG&A, Other Income
+ Acquisition-related costs (transaction & integration)	1	SG&A
Tax effect	(22)
Total adjustments:	$120
Adjusted net income	$375 - $405

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Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in millions)	Three Months Ended September 30,
	2020	2019
Net income	$39.5	$43.2
Adjustments:
+ Depreciation & amortization	28.8	27.7
+ Provision for income taxes	15.5	15.7
+ Total interest expense, net*	7.5	9.7
+ Changes in fair value of contingent consideration	30.2	6.9
+ Impairment of IPR&D intangible asset	29.0	—
+ Exit and disposal costs**	17.1	—
+ Acquisition-related costs (transaction & integration)	0.5	3.2
Total adjustments	$128.6	$63.2
Adjusted EBITDA	$168.1	$106.4

* Includes interest income of $0.1 million in 2020 and $0.6 million in 2019
** Amount incorporates $13.8 million of inventory reserves associated with the Company's travel health vaccines

(in millions)	Nine Months Ended September 30,
	2020	2019
Net income	$119.7	$7.6
Adjustments:
+ Depreciation & amortization	85.6	82.8
+ Provision (benefit) for (from) income taxes	34.7	(1.7)
+ Total interest expense, net*	21.6	27.6
+ Changes in fair value of contingent consideration	31.3	12.4
+ Impairment of IPR&D intangible asset	29.0	—
+ Exit and disposal costs**	17.1	—
+ Acquisition-related costs (transaction & integration)	0.5	10.6
+ Impact of purchase accounting on inventory step-up	—	6.1
Total adjustments	$219.8	$137.8
Adjusted EBITDA	$339.5	$145.4

* Includes interest income of $1.0 million in 2020 and $1.7 million in 2019
** Amount incorporates $13.8 million of inventory reserves associated with the Company's travel health vaccines

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(in millions)	Updated 2020 Full Year Forecast
2020F
Net income	$255 - $285
Adjustments:
+ Depreciation & amortization	115
+ Provision for income taxes	96 - 106
+ Total interest expense	30
+ Change in fair value of contingent consideration	32
+ Impairment of IPR&D intangible asset	29
+ Exit and disposal costs	17
+ Acquisition-related costs (transaction and integration)	1
Total adjustments	$320 - $330
Adjusted EBITDA	$575 - $615

Reconciliation of Gross Margin and Adjusted Gross Margin (Unaudited)

(in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Total revenues	$385.2	$311.8	$972.4	$745.7
Less: Contract and grants revenues	(25.9)	(35.6)	(72.1)	(98.4)
Adjusted revenues	$359.3	$276.2	$900.3	$647.3

Cost of product sales and contract development and manufacturing services ("COGS")	$149.0	$108.0	$355.7	$300.7
- Changes in fair value of contingent consideration	(30.2)	(6.9)	(31.3)	(12.4)
- Inventory reserves related to Travel Health vaccines	(13.8)	—	(13.8)	—
Adjusted COGS	$105.0	$101.1	$310.6	$288.3

Gross margin (adjusted revenues minus COGS)	$210.3	$168.2	$544.6	$346.6
Gross margin % (gross margin divided by adjusted revenues)	59%	61%	60%	54%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$254.3	$175.1	$589.7	$359.0
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	71%	63%	66%	55%

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